INTEREST IN NORTH RAWHIDE
GOLD MINE ACQUISITION AGREEMENT

AMONG

NORTH AMERICAN GOLD & MINERALS FUND
AND
SEARCHLIGHT EXPLORATION, LLC
AMSTART INVESTMENT GROUP LIMITED
BAYLINE INVESTMENT GROUP S.A.

Dated as of November 2, 2009

INTEREST IN NORTH RAWHIDE GOLD MINE ACQUISITION AGREEMENT

             This INTEREST IN NORTH RAWHIDE GOLD MINE ACQUISITION AGREEMENT (this “Agreement”), dated as of November 2, 2009 is made by and among NORTH AMERICAN GOLD & MINERALS FUND, a Nevada corporation having offices at 848 N. Rainbow Blvd #3003, Las Vegas, NV 89107 (“Company”), SEARCHLIGHT EXPLORATION, LLC, an Arizona limited liability company with offices at 9212 Empire Rock Street., Las Vegas, NV 89143 U.S.A. (“Searchlight”) and AMSTART INVESTMENT GROUP LIMITED (“Amstart”) and Bayline Investment Group S.A. (“Bayline”) (Searchlight, Amstart and Bayline) being sometimes collectively referred to herein as “Claimholder”) .

1.	Summary of Transaction

In consideration for an amount of 40,000,000 (Forty million) restricted shares of Common Stock of the Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Claimholder hereby sells to the Company an undivided 50% (fifty percent) interest in the mining claims more particularly described in Exhibit A hereto and more commonly referred to as the North Rawhide Gold Mine (the “Property”) upon the terms and conditions set forth in this Agreement.

2.	Title to the Property

A. Claimholder hereby represents and warrants to Company as follows:

(i)	Upon relocation of the Claims, Claimholder shall own or be able to convey a full and undivided interest in and to each of the unpatented mining claims included in the Property as of the date hereof.

(ii)	To the best of the knowledge, information and belief of Claimholder, all such claims were or shall be validly located and maintained in accordance with all applicable laws and regulations;

(iii)

All such claims shall be free and clear of all liens, claims, and encumbrances whatsoever, subject only to the paramount interest of the United States of America and / or the State of Arizona; all taxes, if any, which may be or which may become a lien upon the Property, as of the date hereof, have been paid;

(iv)	The Property is not in any manner encumbered as a result of any conduct or activity of Claimholder;

(v)

Having secured the approval of its sole member to the terms and conditions of this Agreement, Claimholder has full and complete authority to execute this Agreement and to grant the rights herein conferred on Company; and

(vi)

Claimholder has no knowledge that any of the mining claims comprising the Property shall be invalid, or that, except for any patented ground lying within the Property Area or unpatented claims of record, there are other senior mining claims in conflict with any of such claims. The foregoing notwithstanding, it is acknowledged and agreed that it is not possible to determine whether there are conflicting unpatented claims for a period of 90 (Ninety) days from the date of claim location (or relocation) as any conflicting claimants have 90 (Ninety) days in which to file their claim notices with the BLM. In the event that senior conflicting unpatented claims are filed within 90 (Ninety) days of claim location, Claimholder shall use its reasonable efforts to (1) acquire such claims and incorporate them in the Property under this agreement, (2) replace such claims with additional claims of similar acreage within the Property Area or (3) replace the entire Property with another Property reasonably acceptable to Company.

3.	Payments by the Company

A.

Within 10 (Ten) business days of the date of this Agreement and in any event no later than November 20, 2009, the Company shall pay to Claimholder the amount in respect of relocation costs for certain of the Claims (the “Initial Payment”). On or before December 31, 2009, the Company shall pay to Claimholder the amount in respect of the 2010 BLM claim renewals, deeding fees and other expenditures incurred by Claimholder in and during 2009 with respect to the Claims.

B.

Following transfer of title to the Property under Section 7, Company shall pay to certain of Claimholders (i) the Claimholder’s net profits interest (NPI) under Section 8A and (ii) the Claimholder’s net smelter return (NSR) royalty under Section 8B. Company’s obligation to make payment under Section 8A and Section 8B shall cease to accrue on the first to occur of (i) completion by Company of mining operations, residual leaching and reclamation in the Property Area or (ii) other decision of Company to terminate operations in the Property Area and, if Claimholder so desires, to reconvey the Property to Claimholder once reclamation and other environmental obligations have been satisfied, although this provision shall not relieve Company from its obligation to make payments that accrued prior to such occurrence.

All payments shall be paid in United States Dollars in immediately available funds.

C.

Company hereby represents and warrants to Claimholder that it has adequate financial resources to make the payments required under this Section 3, as well as the Work Expenditures required under Section 4.

D.

Company shall also issue to Claimholder, on or before December 31, 2009, an amount of 40,000,000 (Forty million) restricted shares of Common Stock of the Company and at a price of US$1.05 (One Dollar and five cents) per share of Common Stock. The shares of common stock shall be validly issued, fully paid and nonassessable. As required by law, the shares shall be restricted and eligible for resale pursuant to Rule 144 in accordance with said rule. Company shall use its best efforts to comply with its reporting obligations under applicable securities law so as to enable Claimholder to utilize Rule 144 for resale of the shares following the applicable holding period.

4.	Work Expenditures

Until the earlier of (a) termination by Company of this Agreement under Section 6 or until transfer of title to the Company under Section 7, Company shall make work expenditures ("Work Expenditures") on or for the benefit of the Property in the following amounts:

A.

The sum of US$5,000 (Five thousand Dollars) on or before December 31, 2010. This is a firm commitment. If Company fails to perform the total amount of such Work Expenditures, Company shall pay Claimholder the deficiency in immediately available funds.

	B.	The sum of US$5,000 (Five thousand Dollars) on or before December 31, 2011.

	C.	The sum of US$5,000 (Five thousand Dollars) on or before December 31 of each year thereafter.

Any excess of Work Expenditures in any year shall be carried forward to the succeeding year. If Work Expenditures in any year after the period ended December 31, 2010 are deficient and Company desires to maintain this Agreement in effect, Company shall pay Claimholder in immediately available funds a sum equal to the deficiency in lieu of the Work Expenditure shortfall. For purposes of this Agreement, “Work Expenditures” is defined as sums spent or incurred by Company directly on the Property for exploration and development of the Property, including drilling, geochemical sampling, geophysical or seismic survey, assaying, and ore reserve calculation; metallurgical and engineering analyses; environmental and permitting analyses and activities; feasibility studies; and financing investigations; plus 5% of such direct costs in lieu of headquarters overhead and general and administrative expenditures.

5.	Rights and Obligations

The parties shall have the following rights and obligations with respect to the Property:

A.

Access to Property and Provision of Data. Company shall have full access to the Property to conduct such investigations and examinations as Company may deem desirable and to all information and data in Claimholder’s possession and control pertaining to the Property necessary or desirable to enable Company to fully evaluate the Property and its commercial feasibility. Claimholder agrees to cooperate fully with Company in its investigation.

B.

Activities by Company. Company shall have exclusive possession of the Property, subject to the paramount rights of the United States and / or the State of Arizona with respect to unpatented mining claims included in the Property, and shall have the exclusive right to conduct such exploration, evaluation, and development activities on the Property (including bulk sampling) as Company may desire. Claimholder shall provide at Company’s expense all reasonable assistance to Company for the obtaining of any permits, licenses, and third party consents needed for such work. Company shall also have the right to contact the pertinent federal, state, and local permitting agencies, and to negotiate with such agencies.

C.

Maintenance of Property. Company shall maintain in good standing all unpatented mining claims that comprise the Property. Company shall, as required by the Federal Government with respect to unpatented mining claims on federal lands, perform required assessment work or timely pay all claim maintenance or rental fees and all required property taxes, and shall timely make all filings and recordings in the appropriate governmental offices required in connection with such payments. In the event Claimholder makes any such payment (although it shall have no obligation to do so), Company shall promptly reimburse Claimholder for payment of such holding costs upon receipt by Company of evidence of such payment. Company shall have the right to amend or relocate in the name(s) of Claimholder any unpatented mining claims included in the Property, to locate different types of claims on ground covered by existing claims, and to locate any fractions.

D.

Sharing of Data. On an ongoing basis and at least annually, Company will share with Claimholder all information (including interpretive and non-interpretive data, subject to typical disclaimers regarding interpretive data and statements that Claimholder may not rely upon the same) obtained from the exploration, evaluation, and development activities pertaining to the Property, including providing a copy of any geological and other principal reports relating to the Property, and will report to Claimholder in writing at least quarterly regarding the progress of the exploration and evaluation work and Work Expenditures made during the period.

E.

Claimholder Access to Property. Claimholder may have access to the Property at its sole risk on reasonable notice, and shall be entitled to conduct tours of the Property for investor relations and financing activities. Claimholder’s exercise of its access rights shall not interfere in any way with Company’s operations on the Property, which shall take precedence in the event of any conflict.

F.

Conduct of Operations by Company at the Property. All of the exploration, development, mining, milling and related work and any other activities which may be performed by Company or its agents or contractors hereunder shall be performed in accordance with all of the terms and conditions of this Agreement and good mining practices, but the timing, nature, manner and extent of any exploration, development or any other operations or activities hereunder shall be in the sole discretion of Company, and there shall be no implied covenant to begin or continue any such operations or activities.

G.

Indemnity. Except for damages sustained by Claimholder while on the Property pursuant to Section 5F., Company agrees to indemnify and hold Claimholder and its affiliates, and their respective, officers, directors, employees, agents, members, partners and agents harmless from and against any loss, liability, cost, expense or damage (including reasonable attorney’s fees) that may be incurred for injury to or death of persons or damage to property, or otherwise, as a result of Company or its agents or contractors conducting any operations on or in connection with the Property.

H.

Insurance. Company agrees to carry such insurance, covering all persons working at or on the Property for Company, as will fully comply with the requirements of the statutes of the State of Arizona pertaining to worker’s compensation and occupational disease and disabilities as are now in force or as may be hereafter amended or enacted. In addition, Company agrees to carry liability insurance with respect to its operations at the Property in reasonable amounts in accordance with accepted industry practices. Company agrees that Claimholder shall be named as an additional insured on all such policies, and agrees to forward to Claimholder certificates of such insurance policies not later than 10 days prior to the date that Company commences any such activities on the Property. Company shall have no right to commence any such activities until such certificates are delivered to Claimholder.

I.

Compliance with Laws. Company agrees to conduct and perform all of its operations at the Property during the term of this Agreement in compliance with all valid and applicable federal, state and local laws, rules and regulations, including without limitation laws, rules and regulations pertaining to environmental protection, human health and safety, social security, unemployment compensation, wages and hours and conditions of labor, and Company shall indemnify and hold Claimholder harmless from and against any loss, liability, cost, expense or damage (including reasonable attorney’s fees) arising from or related to Company’s failure to comply with said laws.

J.

Taxes. During the term of this Agreement, Company shall be responsible for payment of all taxes levied or assessed upon or against the Property, as well as any facilities or improvements located thereon.

K.

Liens and Encumbrances. Company shall keep title to the Property free and clear of all liens and encumbrances resulting from its operations hereunder; provided, however, that Company may refuse to pay any claim asserted against it which it disputes in good faith. At its sole cost and expense, Company shall contest any suit, demand or action commenced to enforce such a claim and, if the suit, demand or action is decided by a court or other authority of ultimate and final jurisdiction against Company or the Property, Company shall promptly pay the judgment and shall post any Bond and take all other action necessary to prevent any sale or loss of the Property or any part thereof. Company shall permit Claimholder to post Notices of Non-Responsibility at the collars of any shafts and in other locations required under Arizona law in order to prevent certain liens from attaching to the Property, and Company shall take all actions reasonably necessary to keep such notices posted in these locations.

L.

Reclamation and Remediation. Company shall reclaim the Property, to the extent disturbed by Company during the term of this Agreement, in accordance with and as required by applicable federal, state and local laws, rules and regulations.

6.	Right to Terminate

A.	Termination.

(1)

By the Company. Company may terminate this Agreement at any time at its sole option by giving Claimholder 30 (Thirty) days prior written notice, upon which all rights and obligations of the parties under this Agreement shall cease, except for any limitation of liability, indemnification, and confidentiality provisions set forth herein; provided, however, that (i) if Company terminates this Agreement after April 1 of any year, Company agrees to pay governmental fees and make all governmental filings necessary to maintain the unpatented mining claims for the assessment year commencing on September 1 next following such notice of termination and (ii) if Company terminates this Agreement on or before December 31, 2010, Company shall remain obligated to comply with Section 4A.

(2)

By Claimholder. In the event that (i) Company shall fail to pay any of its monetary obligations under this Agreement when due and shall not pay same within 14 (Fourteen) days following notice thereof by Claimholder or (ii) Company shall fail to perform any of its nonmonetary obligations under this Agreement and shall not cure its failure within 30 (Thirty) days following notice thereof by Claimholder (in each case an “uncured default”), Claimholder may terminate this Agreement upon three days written notice to Company. Termination pursuant to this Section 6.A. (2) shall not excuse Company from any of its obligations which accrued prior to the date of termination, and Claimholder shall retain all of its rights in law or in equity with respect thereto.

B.	Return of Data.

As soon as practicable upon the termination of this Agreement, Company shall return to Claimholder copies of all title, environmental, metallurgical, geological, geophysical, milling and other data concerning the Property and furnished by Claimholder or previous owners of the Property or their agents or consultants to Company. At such time, Company shall also make available to Claimholder for examination and copying all survey maps, drill hole logs, sample locations and assays developed by Company with respect to the Property during the term of this Agreement and not previously made available to Claimholder and shall transfer custody to Claimholder of all drill cores.

C.	Release.

Upon termination of this Agreement, Company will promptly execute and deliver to Claimholder appropriate documents of conveyance releasing and conveying its interest in the Property to Claimholder.

D.	Surrender of Possession and Removal of Equipment.

Upon termination of this Agreement, Company shall surrender possession of the Property, subject to the condition that Company shall have the right at any time within 1 (one) year (or such longer period as Company can demonstrate is reasonably necessary) after such surrender or termination of this Agreement to (i) complete any reclamation obligations required of Company under this Agreement or by governmental law or regulation and (ii) remove all of its tools, equipment, machinery, supplies, fixtures, buildings, structures and other property erected or placed on such property by Company, excepting only timber, chutes and ladders in place for underground entry and support. Title to such property not removed within the time period set forth above shall, at the election of Claimholder, pass to Claimholder. Alternatively, at the end of the time period set forth above, Claimholder may remove any such property from the Property and dispose of same in a commercially reasonable manner, all at the expense of Company.

7.	Transfer of Title

Title to the Property shall be transferred to the Company, upon each of (a) the completion of a "positive" feasibility study for the Property, (b) the making of an affirmative production decision for the Property by Company’s and any parent corporation’s Boards of Directors and (c) presentation to Claimholder of evidence satisfactory to Claimholder that Company has obtained the financing necessary to develop and operate the Property. Unless there is an uncured default by the Company that is continuing, Claimholder shall deliver to Company, within 5 (Five) business days of notice of the satisfaction of the conditions set forth in the previous sentence, a special warranty deed in form satisfactory to Company transferring title to a 100% (One hundred percent) interest in the unpatented claims included in the Property, and reserving to Claimholder the net profits interest ("NPI") in production from the Property and the net smelter returns royalty (“NSR”), each as set forth in Section 8 below.

8.	Claimholder NPI and NSR Royalty

A.	Claimholder NPI.

Searchlight reserves a 5% (Five percent) net profits interest (“NPI”) in the Property. For purposes of Searchlight’s NPI, “Net Profits” shall be calculated pursuant to generally accepted accounting principles in the United States of America, provided, however, that the calculation of net profits shall not include any benefit or loss from price hedging and price protection arrangements conducted by or on behalf of Company and, provided, further, that Company shall be entitled to deduct from revenues only the following percentages of total operating costs in lieu of headquarters overhead and headquarters general and administrative expenses: 3% (Three percent) during the development/construction stage of operations and 1% (One percent) during the mining and processing stage of operations and, provided, further, that no deduction shall be made for depletion or depreciation. Claimholder’s NPI shall be a fully carried interest, and Searchlight shall not be required to fund any expenses relating to the Property or its exploration, development, production or reclamation.

B.	Claimholder Net Smelter Returns Royalty.

In addition to Searchlight’s NPI, Searchlight reserves a 5% (Five percent) net smelter returns royalty ("NSR Royalty") for all commodities produced. For purposes of this Agreement, the “net smelter return” is defined as the amount of money which the smelter or refinery, as the case may be, pays the Company for the commodity based on the then current spot price of the commodity, with deductions for costs associated with further processing but without deductions for taxes, calculated on an FOB mine site basis. In the event that the smelter or refinery returns the commodity to Company, then the NSR Royalty shall be based on the greater of (i) the amount of money paid to the Company for the commodity or (ii) the commodity’s then fair market value. In the event that the Company does not sell the commodity but holds it for investment of distributes it to its stockholders, then the NSR Royalty shall be paid to Searchlight “in kind” pursuant to Section 8.C. below within 30 (Thirty) days of production.

C.	Payable in Kind; Payable Quarterly.

Searchlight may elect to receive in kind its NPI or its NSR Royalty (as described below). Both royalties shall be payable quarterly.

9.	“Property Area” / Area of Interest

If either party or if any affiliate of a party, or any officer, director, employee, partner, member or agent thereof, now has or hereafter acquires any property interest within any Township and Range in which any portion of the Property then subject to this Agreement is located (the “Property Area”), such party shall give prompt notice to the other party and such property interests shall, at the option of the other party, exercised within 45 (Forty five) days after notice of such acquisition by the acquiring party, become part of the Property and become subject to this Agreement (the "Additional Property”). If transfer of title to the Company does not occur under Section 7 and this Agreement is terminated, Claimholder shall have the right to retain any Additional Property acquired by Company at no cost to Claimholder.

10.	Cross – Indemnity

Each party (“Indemnifying Party”) agrees to defend, indemnify and hold harmless the other party, its successors, affiliates, assigns, officers, directors and employees, members, partners and agents (“Indemnitees”) from and against any and all claims, actions suits, losses, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorney’s fees, arising out of or pertaining to (i) any breach by the indemnifying party of any representation, warranty or obligation under this Agreement or (ii) any activities conducted by the Indemnifying Party or its agents on the Property.

11.	Assignment

Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, however, that Claimholder may assign its interest at any time after December 31, 2010 to a third party without the consent of Company if such third party agrees to assume all of Claimholder’s obligations under this Agreement, and provided further that Company may assign its interest to an affiliated company or a successor without the consent of Claimholder, provided that the assignee agrees to assume all of Company’s obligations under this Agreement and has a tangible net worth no less than that of Company prior to the assignment.

12.	Governing Law. Consent to Jurisdiction

This Agreement shall be governed by the laws of the State of Arizona, excluding any conflicts of laws principles. Each party consents to the exclusive jurisdiction and venue of the federal and state courts sitting in Mohave County, Arizona, U.S.A. over any dispute, claim, lawsuit or proceeding arising from or pertaining to this Agreement, and waives any argument that such courts are an “inconvenient forum.”

13.	Affiliated Companies

Each party shall take such actions as may be necessary to cause its affiliates to comply with the obligations contemplated herein. "Affiliate" of a party means any person, partnership, joint venture, corporation, or other form of enterprise that directly or indirectly controls, is controlled by, or is under common control with, the party.

14.	Notices

All notices required or permitted to be given hereunder shall be in writing and shall be delivered to the parties by personal delivery, registered or certified mail, facsimile transmission, or express delivery service at the addresses set forth below, or to such other address as the parties may later designate by like notice to each other:

Company:

North American Gold & Minerals
Fund 848 N. Rainbow Blvd., #3003
Las Vegas, NV 89107, U.S.A.

Searchlight:

Searchlight Exploration, LLC
9212 Empire Rock Street
Las Vegas, NV 89143, U.S.A.

Amstart:

Amstart Investment Group Limited
Suite # 789
33 Harbour Bay Shopping Plaza
Nassau, Bahamas

Bayline:

Bayline Investment Group S.A.
Suite # 789
33 Harbour Bay Shopping Plaza
Nassau, Bahamas

All notices required or permitted to be given hereunder shall be deemed to have been given on the date of actual receipt.

15.	Dollars

All Dollar amounts used in this Agreement or any Exhibit or Schedule hereto are United States Dollars.

16.	Other Business Opportunities

This Agreement is, and the rights of the parties are, strictly limited to the matters set forth herein. Subject to the provisions of Section 9 relating to Additional Property in the Property Area, the parties shall have the free and unrestricted right to independently engage in and receive the full benefits of any and all business ventures of any sort whatever, whether or not competitive with the matters contemplated hereby, without consulting the other or inviting or allowing the other to participate therein.

17.	Confidentiality

Except as set forth in Section 20, the parties hereto agree to treat all data, reports, records and other information developed under this Agreement and applicable to the Property as confidential, and unless any party is required by any law, rule, regulation or order to disclose any of such information, it shall not be disclosed to any person other than consultants, contractors or potential investors or assignees, without the written agreement of both parties, which will not unreasonably be withheld.

18.	Memorandum for Recording

Simultaneous with the receipt by Claimholder of all payments pursuant to Section 3.A., the parties agree to execute for recording purposes a written Memorandum of Conditional Sale Contract, setting forth the basic terms and conditions of this Agreement as necessitated or permitted by Arizona law.

19.	Public Announcements

Disclosure of information relating to this Agreement or the Property may be made by either party if such information is required to be disclosed to any federal, state, provincial or local government or appropriate agencies and departments thereof or if such information is required by law, stock exchange rule or regulation to be publicly announced. Otherwise, public announcements or reports by either party of information relating to this Agreement or the Property shall be made only on the basis of agreed texts upon the prior written consent of the other party, which consent shall not unreasonably be withheld. Each of Claimholder and Company accordingly agrees that it will, not less than 48 (forty-eight) hours in advance of making public any information referred to in the preceding sentence, give the other party written notice of the text of the proposed report and provide the non- disclosing party with the opportunity to object to the form and content thereof before the same is issued. The non-disclosing party shall respond within forty-eight hours of receipt of such notice, or its silence will constitute a waiver of objection to the terms of the proposed text.

20.	Waiver; Amendment

Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but such waiver must be in writing and signed by the party granting the waiver. No such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction of any other term or condition thereof. Any of the terms or provisions of this Agreement may be amended or modified at any time, but only in a writing signed by each of the parties hereto.

21.	Severability

In the event that any one or more of the provisions contained in this Agreement or in any other instrument or agreement contemplated hereby shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any such other instrument or agreement.

22.	Attorney’s Fees

In the event of any controversy, claim or dispute between the parties hereto, arising out of or pertaining to this Agreement or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorney’s fees and costs.

23.	Further Assurances

At the request of either party, the parties shall execute and deliver any further instruments, agreements, documents or other papers reasonably requested by either party to effect the purposes of this Agreement and the transactions contemplated hereby.

24.	Counterparts

This Agreement may be executed in multiple counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

25.	No Brokers or Finders

Each party represents and warrants to the other party that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by it in such manner as not to give rise to any valid claim against either party, or any third party, for a brokerage commission, finder’s fee or other fee or commission arising by reason of the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto, through their duly authorized representative, have executed and delivered this Agreement as of the day and year first above written.

NORTH AMERICAN GOLD & MINERALS FUND
A corporation incorporated in The State of Nevada

By: ________________________________
Name: RONALD YADIN LOWENTHAL
Title: PRESIDENT

SEARCHLIGHT EXPLORATION, LLC

By__________________________________
Duly authorized

AMSTART INVESTMENT GROUP LIMITED

By : ______________________________________
Duly Authorized

BAYLINE INVESTMENT GROUP S.A.

By : ______________________________________
Duly Authorized

Exhibit A
North Rawhide Gold Property
Owens Mining District
Mohave County, Arizona

					Approx
Claim	AMC#	Recording Info	Township / Range / Section	Date Located	Acreage

N. Rawhide #1	AMC364370	Bk5335 p947	T11N R14W Secs 1, 12	12/04/2004	20
N. Rawhide #2	AMC364371	Bk5335 p949	T11N R13W Sec 7	12/04/2004	20
			T11N R14W Sec 12
*Copper Bluff #1	AMC364372	Bk9335 p951	T11N R14W Sec 13	12/04/2004	20

* NOTE: ALL CLAIMS DENOTED WITH AN ASTERISK ARE CURRENTLY IN THE PROCESS OF RELOCATION. AN UPDATED SCHEDULE WILL BE PREPARED UPON COMPLETION OF THIS PROCESS.

Exhibit B
Schedule of Stock Issuances

Name	Amount of Shares of
Common Stock Issued

Searchlight Exploration, LLC	4,000,000
Amstart Investment Group Limited	22,000,000
Bayline Investment Group S.A.	14,000,000

TOTAL	40,000,000